                         EL PASO NATURAL GAS COMPANY

                          EARNINGS PER COMMON SHARE
                            Form 10-Q, Exhibit 11



                                                           First Quarter
                                                     -------------------------
                                                        1995           1994
                                                     ----------     ----------
Income available for common dividends                21,970,000     21,115,000
Fully diluted average common shares outstanding      35,416,268     37,364,214
Fully diluted earnings per common share                 $0.6203        $0.5651


Outstanding stock options of EPNG are common stock equivalents but are excluded from primary earnings per common share due to immateriality. See following calculation:


                                                           First Quarter
                                                     -------------------------
                                                        1995           1994
                                                     ----------     ----------
Total primary earnings per common share                $0.6249        $0.5723

Fully diluted earnings per common share
              (includes stock options)                 $0.6203        $0.5651

Percent dilution                                       0.7361%        1.2581%